Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of LyondellBasell Industries N.V. of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in LyondellBasell Industries N.V.'s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
December 14, 2021

PricewaterhouseCoopers LLP, 1000 Louisiana St., Suite 5800, Houston, TX 77002
T: (713) 356 4000, F: (713) 356 4717, www.pwc.com/us